Exhibit 10.5

PACIFIC ETHANOL, INC.

TO

U.S. BANK NATIONAL ASSOCIATION, as Trustee

[FIRST][SECOND] SUPPLEMENTAL INDENTURE TO
INDENTURE DATED [           ], 2013
(SUBORDINATED DEBT SECURITIES)

Dated as of [         ], 2013

Series [A][B] Subordinated Convertible Notes

PACIFIC ETHANOL, INC.

[FIRST][SECOND] SUPPLEMENTAL INDENTURE TO
INDENTURE DATED [             ], 2013
(SUBORDINATED DEBT SECURITIES)

SERIES [A][B] SUBORDINATED CONVERTIBLE NOTES

[FIRST][SECOND] SUPPLEMENTAL INDENTURE, dated as of [________], 2013 (this “[First][Second] Supplemental Indenture”), between PACIFIC ETHANOL, INC., a Delaware corporation (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, as Trustee (the “Trustee”).

RECITALS

A.                The Company has heretofore executed and delivered to the Trustee an Indenture, dated as of March __, 2013, (the “Indenture”), providing for the issuance from time to time of Securities (as defined in the Indenture) by the Company.

B.                Section 3.1 of the Indenture provides for various matters with respect to any series of Securities issued under the Indenture to be established in an indenture supplemental to the Indenture.

C.                Section 9.1(k) of the Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as provided by Sections 2.1 and 3.1 of the Indenture.

D.                In accordance with that certain Securities Purchase Agreement, dated [             2013] (the “Securities Purchase Agreement”), by and among the Company and the investors party thereto (the “Investors”), the Company has agreed to sell to the Investors, and the Investors have agreed to purchase, subject to the satisfaction of certain terms and conditions set forth therein), pursuant to (i) the Indenture, (ii) this [First][Second] Supplemental Indenture or the [Second][First] Supplemental Indenture, as applicable, (iii) the Securities Purchase Agreement and (iv) the Company’s Registration Statement on Form S-3 (File number 333-180731) (the “Registration Statement”), (x) at the Series A Closing (as defined in the Securities Purchase Agreement), $6 million in aggregate principal amount of Series A Notes (as defined in the Securities Purchase Agreement) together with related Series A Warrants (as defined in the Securities Purchase Agreement) and Series B Warrants (as defined in the Securities Purchase Agreement) and (y) at the Series B Closing (as defined in the Securities Purchase Agreement), $8 million in aggregate principal amount of Series B Notes (as defined in the Securities Purchase Agreement). [INSERT IN SECOND SUPPLEMENTAL INDENTURE ONLY: On [                2013], the Company issued $6 million in aggregate principal amount of the Series A Notes to the Investors in accordance therewith.]

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E.                The Company hereby desires to supplement the Indenture pursuant to this [First][Second] Supplemental Indenture to set forth the terms and conditions of the Series [A][B] to be issued in accordance herewith.

NOW, THEREFORE, THIS [FIRST][SECOND] SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the premises and the issuance of the series of Securities provided for herein, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities of such series, as follows:

ARTICLE I

Relation to Indenture; Definitions

Section 1.1.          RELATION TO INDENTURE. This [First][Second] Supplemental Indenture constitutes an integral part of the Indenture.

Section 1.2.          DEFINITIONS. For all purposes of this [First][Second] Supplemental Indenture:

(a)                Capitalized terms used herein without definition shall have the meanings specified in the Indenture or in the Securities, as applicable;

(b)               All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this [First][Second] Supplemental Indenture; and

(c)                The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this [First][Second] Supplemental Indenture.

ARTICLE II

The Series of Securities

Section 2.1.          TITLE. There shall be a series of Securities designated the “Series [A][B] Subordinated Convertible Notes” (the “Series [A][B] Notes”).

Section 2.2.          LIMITATION ON AGGREGATE PRINCIPAL AMOUNT. The aggregate principal amount of the Securities shall initially be limited to [INSERT IN SEREIS A SUPPLEMENTAL INDENTURE ONLY: $6 million. The Company may, without the consent of the holders of the Series [A][B] Notes, in accordance with the terms of the Securities Purchase Agreement and the related Indenture supplement, issue up to $8 million in aggregate principal amount of additional Securities designated as “Series B Subordinated Convertible Notes” (the “Series [B][A] Notes”) in the form attached as Exhibit A-3 to the Securities Purchase Agreement and the related indenture supplement.][INSERT IN SERIES B SUPPLEMENTAL INDENTURE ONLY: $8 million. Prior to the date hereof, the Company has issued, in accordance with the terms of the Securities Purchase Agreement and the related Indenture supplement, $6 million in aggregate principal amount of additional Securities designated as “Series A Subordinated Convertible Notes” (the “Series [B][A] Notes”) in the form attached as Exhibit A-2 to the Securities Purchase Agreement and the related indenture supplement.] The Series [A][B] Notes, together with the Series [B][A] Notes offered by the related indenture supplement, will constitute two separate series of Securities under the Indenture.

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Section 2.3.          RANK. The Series [A][B] Notes and the Series [B][A] Notes shall rank pari passu in right of payment.

Section 2.4.          PRINCIPAL PAYMENT DATE. The principal amount of the Series [A][B] Notes outstanding (together with any accrued and unpaid interest and other amounts) shall be payable in accordance with the terms and conditions set forth in the Series [A][B] Notes on each Installment Date, Conversion Date, Redemption Date and on the Maturity Date, in each case as defined in the Series [A][B] Notes.

Section 2.5.          INTEREST AND INTEREST RATES. The rate of interest on each Security shall be 5% per annum, subject to adjustment as provided in the Series [A][B] Notes, accruing from [ ,] 2013, and shall be payable at such times and in the manner set forth in the Series [A][B] Notes. Any interest to be paid with respect to any Series [A][B] Note will, as provided in the Indenture and the Series [A][B] Notes, be paid to the person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Installment Notice Date unless otherwise specified in a writing by the holder of such Series [A][B] Note to the Trustee and the Company.

Section 2.6.          PLACE OF PAYMENT. Except as otherwise provided by the Series [A][B] Notes, the Place of Payment where the Series [A][B] Notes may be presented or surrendered for payment, where the Series [A][B] Notes may be surrendered for registration of transfer or exchange (to the extent required or permitted, as applicable, by the terms of the Series [A][B] Notes) and where notices and demand to or upon the Trustee in respect of the Series [A][B] Notes and the Indenture may be served shall be the [Insert Corporate Trust Office of the Trustee].

Section 2.7.          REDEMPTION. The Company may redeem the Series [A][B] Notes, in whole or in part, at such times and in the manner set forth in the Series [A][B] Notes.

Section 2.8.          DENOMINATION. The Securities of this series shall be issuable only in registered form without coupons and in denominations of $1,000 and integral multiples thereof.

Section 2.9.          CURRENCY. Principal and interest and any other amounts payable, from time to time, on the Series [A][B] Notes shall be payable in such coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts in accordance with Section [24] of the Series [A][B] Notes.

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Section 2.10.      FORM OF SECURITIES. In lieu of the Form of Security provided in Article II of the Indenture, the Series [A][B] Notes shall be issued in the form attached hereto as Exhibit A. The Company has elected to issue only Definitive Securities and shall not issue any Global Securities hereunder.

Section 2.11.      CONVERTIBLE SECURITIES. The Series [A][B] Notes are convertible into the Common Stock, par value $0.001 per share, of the Company upon the terms and conditions set forth in the Series [A][B] Notes.

Section 2.12.      SECURITIES REGISTRAR. The Trustee shall serve initially as Securities Registrar.

Section 2.13.      SINKING FUND OBLIGATIONS. The Company has no obligation to redeem or purchase any Series [A][B] Notes pursuant to any sinking fund or analogous requirement or upon the happening of a specified event or at the option of a Holder thereof.

Section 2.14.      EXCLUDED PROVISIONS. The Company has elected that none of the following provisions of the Indenture shall be applicable to the Series [A][B] Notes and any analogous provisions (including definitions related thereto) of this [First][Second] Supplemental Indenture and/or the Series [A][B] Notes shall govern in lieu thereof:

•	Definition of “Senior Debt” in Section 1.1;

•	Section 1.14 (Legal Holidays);

•	Section 3.7 (Payment of Interest; Interest Rights Preserved);

•	Section 4.1 (Satisfaction and Discharge of Indenture);

•	Section 4.2 (Application of Trust Money);

•	Section 5.2 (Acceleration of Maturity; Rescission and Annulment);

•	Section 5.7 (Limitation on Suits);

•	Section 5.12 (Control by Holders);

•	Section 5.13 (Waiver of Past Defaults);

•	Section 6.2 (Notice of Defaults);

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•	Section 9.1 (Without Consent of Holders);

•	Article VIII (Consolidation, Amalgamation, Merger and Sale);

•	Article XI (Redemption of Securities); and

•	Article XIII (Defeasance).

Section 2.15         EVENTS OF DEFAULT. In accordance with Section 3.1(n) of the Indenture, only the Events of Default set forth in Section 4.1 of the Series [A][B] Notes shall be applicable to the Series [A][B] Notes.

Section 2.16.      COVENANTS. In addition to the covenants set forth in Article Ten of the Indenture, the Company shall comply with the additional covenants set forth in Section 13 of the Series [A][B] Notes.

Section 2.17.      IMMEDIATELY AVAILABLE FUNDS. All cash payments of principal and interest shall be made in U.S. dollars and immediately available funds.

Section 2.18.      SUBORDINATION. The Company and the holders of Senior Debt as of the date hereof have agreed that the subordination provisions of the Indenture with respect to the Series [A][B] Notes shall be qualified in their entirety by this Section 2.18 (and, to the extent necessary, any provision of the Indenture contrary to this Section 2.18, and for the benefit of such holders of Senior Debt, shall be deemed waived by such holders of Senior Debt solely to the limited extent of the terms and conditions of this Section 2.18 and solely with respect to the Series [A][B] Notes issued hereunder).

(a)                Senior Debt. In lieu of the definition of “Senior Debt” in Section 1.1 of the Indenture, the Company and the holders of Senior Debt as of the date hereof have elected to have the following definition apply throughout both the Indenture and this [First][Second Supplemental Indenture, in each case, solely with respect to the Series [A][B] Notes:

“Senior Debt” means the Senior Unsecured Notes (as defined in the Series [A][B] Notes) and any other (a) Debt of the Company issued to any affiliate of any holder of Senior Unsecured Notes, whether currently outstanding or hereafter issued, unless, by the terms of the instrument creating or evidencing such Debt, it is provided that such Debt is not superior in right of payment to the Securities, and (b) any modifications, refunding, deferrals, renewals or extensions of any such Debt or securities, notes or other evidence of Debt issued in exchange for such Debt; provided, that the aggregate principal amount of such Senior Debt outstanding shall not exceed $22.2 million without the prior written consent of the Required Holders (as defined in the Notes), not to be unreasonably withheld.

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(b)               Designated Senior Debt. For the avoidance of doubt, “Designated Senior Debt” in Section 1.1 of the Indenture shall always include the Senior Debt to the extent a default or event of default has occurred with respect thereto.

(c)                Permitted Cash Payments.

(i)                  Restrictions on Cash Redemptions. Notwithstanding anything in the Indenture to the contrary, including, without limitation Article Fourteen thereof, while the Senior Debt remains outstanding (x) there shall be no restrictions on the right of a holder of Series [A][B] Notes to deliver any Redemption Notice (as defined in the Series [A][B] Notes) to the Company and (y) the Company shall be prohibited from paying any holder of Series [A][B] Notes in cash, and each holder of Series [A][B] Notes shall be prohibited from accepting any cash amount from the Company, in satisfaction of any Redemption Price (as defined in the Series [A][B] Notes) with respect thereto.

(ii)                Payments of Interest and Other Amounts. Notwithstanding anything in the Indenture to the contrary, including, without limitation Article Fourteen thereof, the Company shall be permitted to pay, and each holder of Series [A][B] Notes shall be permitted to receive, with respect to any Series [A][B] Notes of such holder, any (i) Interest (as defined in the Series [A][B] Notes), (ii) Late Charges (as defined in the Series [A][B] Notes, (iii) Buy-In Price (as defined in each of the Securities Purchase Agreement and the Notes, (iv) Allocation Share Cancellation Amount (as defined in each of the Series [A][B] Notes), or (v) Exchange Cap Share Cancellation Amount (as defined in each of the Series [A][B] Notes), in each case, due and payable from time to time, in accordance therewith; provided, however, that, while the Senior Debt remains outstanding, the Company shall only be permitted to pay the amounts set forth in (i) through (v) above in shares of Common Stock (as defined in the Series [A][B] Notes) and/or any other securities of the Company or any of its Subsidiaries (or any successor entities) that are not senior in rank or payment to the Senior Debt.

(d)                No Limitation on Payment in Securities. Notwithstanding anything in the Indenture to the contrary, including, without limitation Article Fourteen thereof, there shall be no restrictions on the Company’s right, at any time, to deliver, and the right of a holder of Series [A][B] Notes, at any time, to receive, shares of Common Stock and/or any other securities of the Company or any of its Subsidiaries (or any successor entities), as applicable, in satisfaction of all, or any part, of any amounts outstanding or other obligations under such Series [A][B] Notes or any other Transaction Document (as defined in the Securities Purchase Agreement), whether upon conversion of any Notes (as defined in the Securities Purchase Agreement), exercise of any Warrants ( as defined in the Securities Purchase Agreement) or otherwise, provided that, so long as any Senior Debt is outstanding, any such securities delivered to the holders of Series [A][B] Notes may not be senior in rank or payment to the Senior Debt.

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(e)                No Limitation on Actions to Enforce Payment in Securities. Notwithstanding anything in the Indenture to the contrary, including, without limitation Article Fourteen thereof, there shall be no restrictions on the rights of a holder of Series [A][B] Notes to, at any time, take any actions, in law or equity, in any court or other Governmental Entity (as defined in the Securities Purchase Agreement) to enforce such holder’s right to receive payment in shares of Common Stock or and/or any other securities of the Company or any of its Subsidiaries, as applicable, in satisfaction of all, or any part, of any amounts outstanding or other obligations under such Series [A][B] Notes or any other Transaction Document, whether in connection with a proposed conversion of any Notes, exercise of any Warrants or otherwise; provided that, so long as any Senior Debt is outstanding, (x) any such securities delivered to the holders of Series [A][B] Notes may not be senior in rank or payment to the Senior Debt and (y) no holder of Series [A][B] Notes shall institute any action, in law or equity, to commence bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors against the Company or any of its Subsidiaries or consent to the filing of such petition or to the appointment of a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official with respect to the Company or any of its Subsidiaries without the prior written consent of the holders of at least 80% of the aggregate principal amount of Senior Debt then outstanding (the “Required Senior Debt Holders”).

(f)                No Rights to Proceeds from Sale of Securities. Notwithstanding anything in the Indenture to the contrary, including, without limitation Article Fourteen thereof, no holder of Senior Debt shall have any rights pursuant to the Indenture or this [First][Second] Supplemental Indenture to any proceeds received by any holder of Series [A][B] Notes from any sale of Series [A][B] Notes or Common Stock or any other securities of the Company or any of its Subsidiaries, as applicable, delivered to any holder of Series [A][B] Notes in satisfaction of all, or any part, of any amounts outstanding or other obligations under such Series [A][B] Notes or any other Transaction Document, whether in connection with a proposed conversion of any Notes, exercise of any Warrants or otherwise, provided that, so long as any Senior Debt is outstanding, any such securities delivered to the holders of Series [A][B] Notes may not be senior in rank or payment to the Senior Debt.

(g)               No Subordination Rights with Respect to Other Securities or Agreements. Notwithstanding anything in the Indenture to the contrary, including, without limitation Article Fourteen thereof, nothing in the Indenture or this [First][Second] Supplemental Indenture shall be deemed to subordinate any amounts or other obligations due and payable, from time to time, under the Warrants or any other Transaction Document (other than the Notes).

(h)               Amendments Related to Equity. Notwithstanding anything in the Indenture to the contrary, including, without limitation Article Fourteen thereof, there shall be no restrictions on the rights of a holder of Series [A][B] Notes, at any time, to amend, waive, reset or otherwise adjust (whether pursuant to the terms thereof or otherwise) any provision of this [First][Second] Supplemental Indenture or the Series [A][B] Notes or any other Transaction Document; provided, that nothing in any such amendments, waivers, resets or other adjustments may amend or waive any provision of this Indenture or of the [First][Second] Supplemental Indenture, including without limitation, Article Fourteen of the Indenture or this Section 2.18 or Section 2.20 in any manner materially adverse to the holders of Senior Debt then outstanding (solely in their capacity as holders of outstanding indebtedness of the Company or any of its Subsidiaries and not in their capacity as a holder of Common Stock, Convertible Securities (as defined in the Series [A][B] Notes) and/or Options (as defined in the Series [A][B] Notes) and/or other equity securities of the Company or any of its Subsidiaries), without the written consent of the Required Senior Debt Holders.

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(i)                 No Paying Agent. The Company has elected not to have the Trustee act as Paying Agent (as defined in the Indenture) in connection with any payments in accordance with Article Fourteen of the Indenture.

Section 2.19.      TRUSTEE MATTERS.

(a)                Duties of Trustee. Notwithstanding anything in the Indenture to the contrary:

(i)                 the sole duty of the Trustee is to act as the Security Registrar unless otherwise agreed to by the Required Holders, the Trustee and the Company in an additional supplemental Indenture (other than the First Supplemental Indenture or the Second Supplemental Indenture) or as separately agreed to in a writing by the Trustee and the Required Holders;

(ii)               the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties, and the Trustee need not investigate any fact or matter contained therein;

(iii)             the Trustee shall not be liable for any action it takes or omits to take in good faith without negligence or willful misconduct which it believes to be authorized or within its discretion, rights or powers;

(iv)             the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney and the reasonable expenses of every such examination shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be reimbursed by the Company upon demand;

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(v)               the permissive rights of the Trustee to do things enumerated in the Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or willful misconduct;

(vi)             the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including as Security Registrar or, if applicable, Paying Agent), and to each agent, custodian, and any other such Persons employed to act hereunder;

(vii)           in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts or war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services (it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to avoid and mitigate the effects of such occurrences and to resume performance as soon as practicable under the circumstances);

(viii)         in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(ix)             except during the continuance of an Event of Default, in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of the Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether they conform to the requirements of the Indenture but shall have no obligation or liability for confirming or investigating the accuracy of mathematical calculations or other facts purported to be stated therein.

(b)               Additional Indemnification. In addition to any indemnification rights set forth in the Indenture, the Company agrees to indemnify each of the Trustee, or any successor Trustee, and its officers, directors, agents and employees, for, and to hold it harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), incurred without negligence or willful misconduct on its part, as determined by a final order of a court or competent jurisdiction, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company, or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder or in connection with enforcing the provisions of this Section. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim with counsel who shall be reasonably satisfactory to the Trustee, and the Trustee shall cooperate in the defense. In addition, the Trustee may retain one separate counsel on behalf of itself and the Holders (and in the case of an actual or perceived conflict of interest, one additional separate counsel on behalf of the Holders) and, if deemed advisable by such counsel, local counsel, and the Company shall pay the reasonable fees and expenses of such separate counsel and local counsel. The indemnification herein also extends to a settlement.

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(c)                Successor Trustee Petition Right. If an instrument of acceptance by a successor Trustee required by Section 6.11 of the Indenture has not been delivered to the Trustee within 30 days after the giving of a notice of removal, the Trustee being removed, at the expense of the Company, may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(d)               Trustee as Creditor. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

(e)                Reports by the Company. In addition to the Company’s obligations pursuant to Section 7.4 of the Indenture, the Company shall:

(i)                 file with the Trustee (unless filed with the SEC through the EDGAR system or any successor system), within 15 days after the Company files the same with the SEC, copies of the annual and quarterly reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Company may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations; and

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(ii)               whether or not required under the Exchange Act, so long as any Securities are Outstanding, the Company shall file a copy of all of the information and reports referred to in clauses (i) above with the SEC for public availability within the time periods specified in the SEC rules and regulations (unless the SEC will not accept such a filing) and make such information available to Holders, securities analysts and prospective investors upon request.

The parties hereto acknowledge and agree that delivery of such reports, information, and documents to the Trustee pursuant to the provisions of Section 7.04 of the Indenture and this Section 2.19(e) is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

(f)                Execution of Supplemental Indentures. Notwithstanding anything in the Indenture to the contrary, the Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties, liabilities or immunities under the Indenture or otherwise.

(g)               Statements by Officers as to Default. In addition to the Company’s obligations pursuant to Section 10.5 of the Indenture, the Company agrees as follows:

(i)                 Annually, within 90 days after the close of each fiscal year beginning with the first fiscal year during which one or more series of Securities are Outstanding, the Company will deliver to the Trustee an Officer's Certificate (which need not include the statements set forth in Section 1.3 of the Indenture) from the principal executive officer, principal financial officer or principal accounting officer of the Company as to his or her knowledge of the Company’s compliance (without regard to any period of grace or requirement of notice provided herein) with all conditions and covenants under the Indenture and, if the Company shall be in Default, specifying all such Defaults and the nature and status thereof of which such officer has knowledge.

(ii)               The Company shall, so long as any of the Securities are Outstanding, deliver to the Trustee, as soon as practicable and in any event within 30 days after the Company becomes aware of any Default, an Officers’ Certificate specifying such Default, its status and the actions that the Company is taking or proposes to take in respect thereof.

(iii)             The Company shall deliver to the Trustee within 90 days after the end of each fiscal year of the Company, an Opinion of Counsel to the extent required under the Trust Indenture Act.

(h)               No Global Security. Notwithstanding anything in the Indenture to the contrary, none of the Securities shall be represented by a Global Security.

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(i)                 Payment of Taxes and Other Claims. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been made.

(j)                 Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and perform such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of the Indenture.

(k)               Expense. Notwithstanding anything in the Indenture to the contrary, any actions taken by the Trustee in its capacity as the Security Registrar shall be at the Company’s reasonable expense.

(l)                 Authenticating Agent. The Trustee may appoint an Authenticating Agent acceptable authenticate Securities in accordance with Section 6.14 of the Indenture. Each reference in the Indenture to authentication by the Trustee includes authentication by such agent.

(m)             Officer’s Certificate. In lieu of the definition of “Officer’s Certificate” in Section 1.1 of the Indenture, the Company and the holders of Senior Debt as of the date hereof have elected to have the following definition apply throughout both the Indenture and this [First][Second Supplemental Indenture, in each case, solely with respect to the Series [A][B] Notes:

“Officer’s Certificate” means, in the case of the Company, a certificate signed by two officers, such as the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the President, any Vice President or any other duly authorized officer of the Company, or a person duly authorized by any of them, and delivered to the Trustee.

(n)               Responsible Officer. In lieu of the definition of “Responsible Officer” in Section 1.1 of the Indenture, the Company and the holders of Senior Debt as of the date hereof have elected to have the following definition apply throughout both the Indenture and this [First][Second Supplemental Indenture, in each case, solely with respect to the Series [A][B] Notes:

“Responsible Officer” when used with respect to the Trustee, means any officer within the Global Corporate Trust Services division of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

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(o)               Subsidiary. In lieu of the definition of “Subsidiary” in Section 1.1 of the Indenture, the Company and the holders of Senior Debt as of the date hereof have elected to have the following definition apply throughout both the Indenture and this [First][Second Supplemental Indenture, in each case, solely with respect to the Series [A][B] Notes:

“Subsidiary” means (a) a corporation of which more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries or (b) any partnership or similar business organization of which more than 50% of the ownership interests having ordinary voting power shall at the time be so owned. For the purposes of this definition, “voting stock” means capital stock or equity interests which ordinarily have voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

Section 2.20.       AMENDMENTS AND WAIVERS. In lieu of Section 9.2 of the Indenture, the Company and the holders of Senior Debt as of the date hereof have elected to have this Section 2.20 apply throughout both the Indenture and this [First][Second] Supplemental Indenture, in each case, solely with respect to the Series [A][B] Notes Section 9.2 of the Indenture:

The Company and the Trustee may amend, waive or supplement this Indenture with the consent of each Holder of the Series [A][B] Notes then outstanding (excluding any the Series [A][B] Notes held by the Company or any of its Subsidiaries); provided, that nothing in any such amendments, waivers or supplements may amend or waive any provision of this Indenture or of the [First][Second] Supplemental Indenture, including without limitation, Article Fourteen of this Indenture or Section 2.18 or Section 2.20 of the [First][Second] Supplemental Indenture in any manner materially adverse to the holders of Senior Debt then outstanding (solely in their capacity as holders of outstanding indebtedness of the Company or any of its Subsidiaries and not in their capacity as a holder of Common Stock, Convertible Securities (as defined in the Series [A][B] Notes) and/or Options (as defined in the Series [A][B] Notes) and/or other equity securities of the Company or any of its Subsidiaries), without the written consent of the Required Senior Debt Holders (as defined in the [First][Second] Supplemental Indenture).

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ARTICLE III

Expenses

Section 3.1.          PAYMENT OF EXPENSES. In connection with the offering, sale and issuance of the Series [A][B] Notes, the Company, in its capacity as borrower with respect to the Series [A][B] Notes, shall pay all costs and expenses relating to the offering, sale and issuance of the Series [A][B] Notes and compensation and expenses of the Trustee under the Indenture in accordance with the provisions of Section 6.7 of the Indenture.

Section 3.2.          PAYMENT UPON RESIGNATION OR REMOVAL. Upon termination of this [First][Second] Supplemental Indenture or the Indenture or the removal or resignation of the Trustee, unless otherwise stated, the Company shall pay to the Trustee all amounts accrued to the date of such termination, removal or resignation.

ARTICLE IV

Miscellaneous Provisions

Section 4.1.          TRUSTEE NOT RESPONSIBLE FOR RECITALS. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this [First][Second] Supplemental Indenture.

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Section 4.2.          ADOPTION, RATIFICATION AND CONFIRMATION. The Indenture, as supplemented and amended by this [First][Second] Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

Section 4.3.          CONFLICT WITH INDENTURE; TRUST INDENTURE ACT. Notwithstanding anything to the contrary in the Indenture, if any conflict arises between the terms and conditions of this [First][Second] Supplemental Indenture (including, without limitation, the terms and conditions of the Series [A][B] Notes attached hereto as Exhibit A) and the Indenture, the terms and conditions of this [First][Second] Supplemental Indenture (including the Series [A][B] Notes) shall control; provided, however, that if any provision of this [First][Second] Supplemental Indenture or the Series [A][B] Notes limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this [First][Second] Supplemental Indenture, the latter provisions shall control. If any provision of this [First][Second] Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provisions shall be deemed to apply to the Indenture as so modified or excluded, as the case may be.

Section 4.4.          AMENDMENTS; WAIVER. Subject to Section 2.18(h) and the rights of the holders of the Senior Debt, this [First][Second] Supplemental Indenture may be amended by the written consent of the Company and the Required Holders (as defined in the Series [A][B] Notes). Subject to Section 2.18(h) and the rights of the holders of the Senior Debt, no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

Section 4.5.          SUCCESSORS. This [First][Second] Supplemental Indenture shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Series [A][B] Notes.

Section 4.6.          SEVERABILITY. If any provision of this First][Second] Supplemental Indenture shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this First][Second] Supplemental Indenture in that jurisdiction or the validity or enforceability of any provision of this First][Second] Supplemental Indenture in any other jurisdiction.

Section 4.7.          COUNTERPARTS. This [First][Second] Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 4.8.          GOVERNING LAW. THIS FIRST SUPPLEMENTAL INDENTURE AND EACH SECURITY SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

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IN WITNESS WHEREOF, the parties hereto have caused this [First][Second] Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, on the date or dates indicated in the acknowledgments and as of the day and year first above written.

PACIFIC ETHANOL, INC. By:___________________________ Name: Title:

ATTEST: By:___________________________ Name: Title:

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Acknowledged and Agreed, as of this _____ of _____ by:

[SENIOR NOTEHOLDERS] By:___________________________ Name: Title:	[SENIOR NOTEHOLDERS] By:___________________________ Name: Title:

[SENIOR NOTEHOLDERS] By:___________________________ Name: Title:	[SENIOR NOTEHOLDERS] By:___________________________ Name: Title:

[SENIOR NOTEHOLDERS] By:___________________________ Name: Title:	[SENIOR NOTEHOLDERS] By:___________________________ Name: Title:

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U.S. Bank National Association, as Trustee By:___________________________ Name: Title:

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EXHIBIT A

(FORM OF SECURITY)

A-1